Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-205481 on Form S-8 of The Kraft Heinz Company of our report dated June 22, 2016 appearing in this Annual Report on Form 11-K of Kraft Foods Group, Inc. TIP Plan for the year ended December 31, 2015.

/s/ Crowe Horwath LLP
Oak Brook, Illinois
June 22, 2016